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                                                                       EXHIBIT 8


                                September 8, 2000


Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee  37203-0001

                  Re:  Caterpillar Financial Services Corporation
                       Registration Statement on Form S-3

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-3, filed on April 24, 2000 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $4,000,000,000 aggregate principal amount of Debt Securities of Caterpillar Financial Services Corporation, a Delaware corporation, and the Prospectus and the Prospectus Supplement (the "Prospectus Supplement"), each dated September 8, 2000, in the form to be filed with the Commission pursuant to its Rule 424(b).

                  We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

                  Based on our examination of the foregoing documents, and consideration of applicable laws, we are of the opinion that the information set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement, correctly describes certain United States federal income tax consequences of the ownership of the PowerNotesSM described in the Prospectus Supplement as of the date hereof.

                  Our opinion is limited to the tax matters specifically covered under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

                  We hereby consent to the reference to our name and our opinion under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Orrick, Herrington & Sutcliffe LLP

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP